Exhibit 10.1

November 20, 2024

AMENDMENT NO. 4 TO SENIOR

SECURED TERM LOAN AGREEMENT

Berkshire Hathaway Life Insurance Company of Nebraska (as Administrative Agent and Lender), and Seritage Growth Properties, L.P. (as Borrower) and Seritage Growth Properties (as Parent and Guarantor), under that certain Secured Term Loan Agreement dated as of July 31, 2018 (as previously amended, the Loan Agreement), mutually agree to the following Amendment No.4 to the Loan Agreement:

(1)
At Borrower’s election, the Maturity Date under the Loan Agreement (July 31, 2025) may be extended for one year to July 31, 2026 (the Extension Term) if Borrower pays a two percent (2%) extension fee on the then outstanding principal amount of the Advances under the Loan Agreement as of the Maturity Date.

(2)
If Borrower exercises the election in paragraph (1) above, all other terms under the Loan Agreement shall remain unchanged during the Extension Term, including the Interest Rate and Borrower’s obligation to pay the Incremental Facility Fee in accordance with Section 2.06(d) of the Loan Agreement.

(3)
Capitalized terms used herein and not defined have the meaning set forth in the Loan Agreement.

ACCEPTED AND AGREED:

Berkshire Hathaway Life Insurance Company of Nebraska

By: /s/ R. Ted Weschler

Name: R. Ted Weschler

Title: Authorized Signatory

Seritage Growth Properties, L.P. and Seritage Growth Properties

By: /s/ Matthew Fernand

Name: Matthew Fernand

Title: Chief Legal Officer & Corporate Secretary